SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 31, 2006
LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, New York, New York		10022

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 6, 2006, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an agreement and plan of merger (“Merger Agreement”) with Telluride Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, Telluride Holdings, Inc. (“Telluride”) and each of James S. Cassel, Scott Salpeter and Barry Steiner, the stockholders of Telluride (collectively, the “Stockholders”). Telluride is a Florida holding company that operates principally through its subsidiary, Capitalink, L.C. (“Capitalink”). Capitalink is an investment banking firm focused on providing services to middle market and emerging growth companies. Pursuant to the Merger Agreement, Telluride shall merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company and becoming a wholly owned subsidiary of the Company. In exchange for all the capital stock of Telluride, the Company will issue to the Stockholders (two-thirds of which will be placed in escrow, as described below) (i) 4,000,000 shares (“Shares”) of the Company’s common stock, (ii) ten-year warrants (“Warrants”) to purchase 2,900,000 shares (“Warrant Shares”) of the Company’s common stock at an exercise price of $0.96 per share and (iii) $1,000,000 in cash. The Company has agreed to register for re-sale the Shares and the Warrant Shares by the first anniversary of the Closing.
     In connection with the Merger, Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the Company’s principal operating subsidiary, will enter into three-year employment agreements with each of Messrs. Cassel, Salpeter and Steiner, to commence at the closing of the Merger (“Closing”). Effective as of the Closing, Mr. Cassel will serve as Vice Chairman, Senior Managing Director and Head of Investment Banking of Ladenburg, and each of Messrs. Salpeter and Steiner will serve as Managing Directors — Investment Banking of Ladenburg.
     At the Closing, (x) 2,666,666 of the Shares, (y) Warrants to purchase 1,943,000 of the Warrant Shares and (z) $666,666.67 in cash (collectively referred to as the “Escrow Amount”) will be placed in escrow. One-half of the Escrow Amount will be released to the Stockholders 7.5 months after the Closing and one-half of the Escrow Amount will be released to the Stockholders 15 months after the Closing; provided, however, that (i) if any of such Stockholder’s employment is terminated by Ladenburg “without cause,” or by the Stockholder for “good reason,” or upon his death or disability, or if a change of control of the Company occurs (each an “Acceleration Event”), then such Stockholder’s pro rata portion of the Escrow Amount will be released to him; and (ii) if any of such Stockholder’s employment is terminated by Ladenburg for any reason other than as a result of an Acceleration Event, then such Stockholder’s pro rata portion of the Escrow Amount will be returned to the Company.
     The Closing, which is expected to occur by the fourth quarter of 2006, is subject to the receipt of regulatory approvals and other customary closing conditions.
     The summary of the foregoing transactions are qualified in their entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     See Item 1.01, which is incorporated by reference herein.
     On August 31, 2006, Company issued to Gil Hermon seven-year warrants (“FVF Warrants”) to purchase 1,500,000 shares of common stock of the Company at an exercise price of $0.95 per share. The FVF Warrants were issued in connection with the Company’s acquisition of a 10% interest in FVF Partners, LLC (“Manager”), the manager of The Florida Value Fund L.L.L.P., a private equity fund focused on mid-market companies in Florida The FVF Warrants will be exercisable as to 500,000 shares immediately and as to 500,000 shares on each of August 31, 2007 and 2008; provided that the second and third installments of shares shall not vest if the Company’s Executive Committee determines, in its sole discretion, that the investment in the Manager was not economically beneficial to the Company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective September 6, 2006:
•	Richard J. Lampen, a current member of the Company’s Board of Directors and its Executive Committee, has been appointed as the Company’s President and Chief Executive Officer; and

•	Mark Zeitchick, a current member of the Company’s Board of Directors and its Executive Committee, has been appointed as the Company’s Executive Vice President and as the President and Chief Executive Officer of Ladenburg.
As previously disclosed, Mark Klein, who had served as the Company’s President and Chief Executive Officer, will serve as Chairman of Ladenburg.
     Richard J. Lampen, 52 years old, has been a member of the Company’s Board of Directors since January 2002. Since July 1996, Mr. Lampen has served as Executive Vice President of Vector Group Ltd., a New York Stock Exchange listed holding company engaged principally in the tobacco business through its Liggett Group LLC subsidiary and in the real estate and investment business through its New Valley LLC subsidiary. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area. From October 1995 to December 2005, Mr. Lampen served as the Executive Vice President and General Counsel of New Valley, where he also served as a member of its Board of Directors. Since January 1997, Mr. Lampen has served as a Director of CDSI Holdings Inc., a company with interests in the marketing services business, and since November 1998 has been its President and Chief Executive Officer. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc., an investment bank, and was an employee at Salomon Brothers from 1986 to April 1992. Mr. Lampen has served as a Director of a number of other companies, including U.S. Can Corporation, The International Bank of Miami, N.A. and Spec’s Music Inc., as well as a court-appointed independent director of Trump Plaza Funding, Inc.
     Mark Zeitchick, 41 years old, has been a member of the Company’s board of directors since August 1999. From August 1999 until December 2003, Mr. Zeitchick served as one of the Company’s Executive Vice Presidents. Mr. Zeitchick has also been a registered representative with Ladenburg since March 2001. Mr. Zeitchick has also been affiliated with Ladenburg Capital Management Inc. (“Ladenburg Capital”), one of the Company’s former operating subsidiaries, since October 1993. Mr. Zeitchick has been Ladenburg Capital’s Co-Chairman since November 2001. From September 1995 until November 2001, he was an Executive Vice President of Ladenburg Capital. From May 2001 until November 2001, he served as Chairman of Ladenburg Capital, and became Co-Chairman in November 2001.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Agreement and Plan of Merger, dated as of September 6, 2006, between Ladenburg Thalmann Financial Services Inc., Telluride Acquisition, Inc., Telluride Holdings, Inc. and the stockholders of Telluride Holdings, Inc.

10.2	Form of Warrant to be issued to the stockholders of Telluride Holdings, Inc.

10.3	Warrant, dated August 31, 2006, issued to Gil Hermon

99.1	Press release dated September 7, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 7, 2006

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Diane Chillemi
	Name:	Diane Chillemi
	Title:	Vice President and Chief Financial Officer

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